Exhibit 1.1

6,000,000 Common Units

HI-CRUSH PARTNERS LP

UNDERWRITING AGREEMENT

April 28, 2016

Credit Suisse Securities (USA) LLC

Eleven Madison Avenue,

New York, N.Y. 10010-3629

Ladies and Gentlemen:

1. Introductory. Hi-Crush Partners LP, a Delaware limited partnership (the “Partnership”) and Hi-Crush GP LLC, a Delaware limited liability company and the general partner of the Partnership (the “General Partner” and together with the Partnership, the “Partnership Parties”) agree with Credit Suisse Securities (USA) LLC (the “Underwriter”) to issue and sell to the Underwriter an aggregate of 6,000,000 units (the “Firm Securities”) of the common units representing limited partner interests (“Securities”) in the Partnership. The Partnership Parties also agrees to issue and sell to the Underwriter, at the option of the Underwriter, an aggregate of not more than 900,000 additional units of the Securities (such 900,000 additional shares of the Securities being hereinafter referred to as the “Optional Securities”), as set forth in Section 3 of this Agreement. The Firm Securities and the Optional Securities are herein collectively called the “Offered Securities.”

In this Agreement, the Partnership, the General Partner, Hi-Crush Chambers LLC, a Delaware limited liability company (“Chambers”), Hi-Crush Railroad LLC, a Delaware limited liability company (“Railroad”), Hi-Crush Augusta Acquisition Co. LLC, a Delaware limited liability company (“Acquisition Co.”), Hi-Crush Augusta LLC, a Delaware limited liability company (“Augusta”), Hi-Crush Wyeville LLC, a Delaware limited liability company (“Wyeville”), Hi-Crush Operating LLC, a Delaware limited liability company (“Operating”), and D & I Silica, LLC, a Pennsylvania limited liability company (“D&I”), Hi-Crush Canada Inc., a Delaware corporation, and Hi-Crush Canada Distribution, a British Columbia corporation, are collectively called the “Operating Subsidiaries.” The Partnership Parties, the Operating Subsidiaries and Hi-Crush Finance Corp., a Delaware corporation (“Finance”), are collectively called the “Partnership Entities” and each singularly is a “Partnership Entity”.

The “Organizational Agreements” shall mean the limited liability company agreements, charter, bylaws or other organizational documents, as applicable, of the Operating Subsidiaries and Finance, as amended from time to time and in effect as of the date hereof. The “Operative Agreements” shall mean the Second Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of January 31, 2013 (as it may be amended from time to time, the “Partnership Agreement”) and the First Amended and Restated Limited Liability Company Agreement of the General Partner, dated August 20, 2012 (as it may be amended from time to time, the “General Partner Agreement”). The “Organizational Documents” shall mean the Operative Agreements or the Organizational Agreements, as applicable, and the certificates of limited partnership or certificates of formation of the Partnership Entities.

2. Representations and Warranties of the Partnership Parties. The Partnership Parties hereby, jointly and severally, represent and warrant to, and agrees with, the Underwriter that:

(a) Filing and Effectiveness of Registration Statement; Certain Defined Terms. The Partnership has filed with the Commission a registration statement on Form S-3 (File No. 333-191481), including a related prospectus or prospectuses, covering the registration of the Offered Securities under the Act, which has become effective. “Registration Statement” at any particular time means such registration statement in the form then filed with the Commission, including any amendment thereto, any document incorporated by reference therein and all 430B Information and all 430C Information with respect to such registration statement, that in any case has not been superseded or modified. “Registration Statement” without reference to a time means the Registration Statement as of the Effective Time. For purposes of this definition, 430B Information shall be considered to be included in the Registration Statement as of the time specified in Rule 430B.

For purposes of this Agreement:

“430B Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430B(e) or retroactively deemed to be a part of the Registration Statement pursuant to Rule 430B(f).

“430C Information” means information included in a prospectus then deemed to be a part of the Registration Statement pursuant to Rule 430C.

“Act” means the Securities Act of 1933, as amended.

“Applicable Time” means 4:01 p.m. (Eastern time) on the date of this Agreement.

“Closing Date” has the meaning defined in Section 3 hereof.

“Commission” means the Securities and Exchange Commission.

“Disclosure Package” means, collectively and considered together, the General Use Issuer Free Writing Prospectus(es) issued at or prior to the Applicable Time and, the preliminary prospectus supplement, dated April 28, 2016, as subsequently amended, including the base prospectus, dated October 28, 2013, (which is the most recent Statutory Prospectus distributed to investors generally), and the other information, if any, stated in Schedule B to this Agreement to be included in the General Disclosure Package.

“Effective Time” of the Registration Statement relating to the Offered Securities means the time of the first contract of sale for the Offered Securities.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Final Prospectus” means the Statutory Prospectus that discloses the public offering price, other 430B Information and other final terms of the Offered Securities and otherwise satisfies Section 10(a) of the Act.

“General Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being so specified in Schedule B to this Agreement.

“Issuer Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433, relating to the Offered Securities in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Partnership’s records pursuant to Rule 433(g).

“Limited Use Issuer Free Writing Prospectus” means any Issuer Free Writing Prospectus that is not a General Use Issuer Free Writing Prospectus.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Laws” means, collectively, the Sarbanes-Oxley Act of 2002, as amended (“Sarbanes-Oxley”), the Act, the Exchange Act, the Rules and Regulations, the auditing principles, rules, standards and practices applicable to auditors of “issuers” (as defined in Sarbanes-Oxley) promulgated or approved by the Public Company Accounting Oversight Board and, as applicable, the rules of the New York Stock Exchange (“Exchange Rules”).

“Statutory Prospectus” with reference to any particular time means the prospectus relating to the Offered Securities that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein and all 430B Information and all 430C Information with respect to the Registration Statement. For purposes of the foregoing definition, 430B Information shall be considered to be included in the Statutory Prospectus only as of the actual time that form of prospectus (including a prospectus supplement) is filed with the Commission pursuant to Rule 424(b) and not retroactively.

Unless otherwise specified, a reference to a “rule” is to the indicated rule under the Act.

(b) (i) (A) At the time the Registration Statement initially became effective, (B) at the time of each amendment thereto for the purposes of complying with Section 10(a)(3) of the Act (whether by post-effective amendment, incorporated report or form of prospectus), (C) at the Effective Time relating to the Offered Securities and (D) on the Closing Date, the Registration Statement conformed, and will conform, in all respects to the requirements of the Act and the Rules and Regulations and did not and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading and (ii) (A) on its date, (B) at the time of filing the Final Prospectus pursuant to Rule 424(b) and (C) on the Closing Date, the Final Prospectus will conform in all respects to the requirements of the Act and the Rules and Regulations, and will not include any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading. The preceding sentence does not apply to statements in or omissions from any such document based upon written information furnished to the Partnership by the Underwriter specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(c) The date of the Final Prospectus will not be more than three years subsequent to the initial effective time of the Registration Statement. If, immediately prior to the third anniversary the initial effective time of the Registration Statement, any of the Offered Securities remain unsold by the Underwriters the Company will prior to that third anniversary file, if it has not already done so, a new shelf registration statement relating to the Offered Securities, in a form satisfactory to the Underwriter, will use its best efforts to cause such registration statement to be declared effective within 180 days after that third anniversary, and will take all other action necessary or appropriate to permit the public offering and sale of the Offered Securities to continue as contemplated in the expired registration statement relating to the Offered Securities. References herein to the Registration Statement shall include such new shelf registration statement.

(d) The Partnership Parties have paid all the required Commission filing fees relating to the Offered Securities within the time required by Rule 456(b)(1) and otherwise in accordance with Rules 456(b) and 457(r).

(e) (i) At the earliest time after the filing of the Registration Statement that the Partnership or another offering participant made a bona fide offer (within the meaning of Rule 164(h)(2)) of the Offered Securities and (ii) at the date of this Agreement, the Partnership was not and is not an “ineligible issuer,” as defined in Rule 405, including (x) the Partnership Entities or any other subsidiary in the preceding three years not having been convicted of a felony or misdemeanor or having been made the subject of a judicial or administrative decree or order as described in Rule 405 and (y) the Partnership Entities in the preceding three years not having been the subject of a bankruptcy petition or insolvency or similar proceeding, not having had a registration statement be the subject of a proceeding under Section 8 of the Act and not being the subject of a proceeding under Section 8A of the Act in connection with the offering of the Securities, all as described in Rule 405. At the time the Partnership or any person acting on its behalf (within the meaning, for this sentence only, of Rule 163(c)) made any offer in reliance on the exemption of Rule 163, the Partnership was a “well known seasoned issuer” as defined in Rule 405, including not having been an “ineligible issuer” as defined in Rule 405.

(f) As of the Applicable Time, neither (A) the Disclosure Package nor (B) any individual Limited Use Issuer Free Writing Prospectus, when considered together with the Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding sentence does not apply to statements in or omissions from any Statutory Prospectus or any Issuer Free Writing Prospectus in reliance upon and in conformity with written information furnished to the Company by any Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by any Underwriter consists of the information described as such in Section 8(b) hereof.

(g) Each Issuer Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Offered Securities or until any earlier date that the Partnership notified or notifies the Underwriter as described in the next sentence, did not, does not and will not include any information that conflicted, conflicts or will conflict with the information then contained in the Registration Statement. If at any time following issuance of an Issuer Free Writing Prospectus, at a time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by the Underwriter or dealer, there occurred or occurs an event or development as a result of which such Issuer Free Writing Prospectus conflicted or would conflict with the information then contained in the Registration Statement or as a result of which such Issuer Free Writing Prospectus, if republished immediately following such event or development, would include an untrue statement of a material fact or omitted or would omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, (i) the Partnership has promptly notified or will promptly notify the Underwriter and (ii) the Partnership has promptly amended or will promptly amend or supplement such Issuer Free Writing Prospectus to eliminate or correct such conflict, untrue statement or omission.

(h) Each of the Partnership Entities has been duly formed and is validly existing and in good standing as a limited partnership, corporation or limited liability company under the laws of the State of Delaware or the Commonwealth of Pennsylvania, as applicable, and is duly qualified to do business and in good standing as a foreign business entity in each jurisdiction in which its ownership or lease of property or the conduct of its business requires such qualification, except where the failure to be so qualified or in good standing could not, in the aggregate, reasonably be expected to (i) have a material adverse effect on the condition (financial or otherwise), results of operations, unitholders’ equity, properties or business of the Partnership Entities and their subsidiaries taken as a whole (“Material Adverse Effect”); or (ii) subject the limited partners of the Partnership to any material liability or disability. The Partnership Entities have all limited liability company, corporate or limited partnership power and authority, as applicable, necessary to own or hold their properties and to conduct the businesses in which they are engaged in all material respects as described in the Registration Statement and the Disclosure Package.

(i) The Partnership owns (i) all of the issued and outstanding limited liability company interests in each of Chambers, Operating, Railroad, Wyeville, D&I and Acquisition Co.; and (ii) 98% of the issued and outstanding limited liability company interests in Augusta; such limited liability company interests have been duly authorized and validly issued in accordance with the applicable Organizational Agreements and are fully paid (to the extent required by the applicable Organizational Agreements) and non-assessable (except as such non-assessability may be affected by the matters described in Sections 18-607 and 18-804 of the Delaware Limited Liability Company Act (the “Delaware LLC Act”) or comparable provisions under the laws of the Commonwealth of Pennsylvania applicable to limited liability companies); and the Partnership owns such limited liability company interests free and clear of all liens, encumbrances, security interests, charges or claims (“Liens”), except (i) as described in the Registration Statement and the Disclosure Package; (ii) pursuant to the Credit Agreement, dated April 28, 2014, among the Partnership, Amegy Bank National Association and the lenders named therein, as amended (the “Revolving Credit Agreement”); and (iii) pursuant to the Credit Agreement, dated April 28, 2014, among the Partnership, Morgan Stanley Funding, Inc., Barclays Bank PLC and the lenders named therein (the “Term Loan Credit Agreement”).

(j) The Partnership owns all of the issued and outstanding shares of capital stock of Finance; such shares of capital stock have been duly authorized and validly issued in accordance with the applicable Organizational Agreements and are fully paid and non-assessable; the Partnership owns such shares of capital stock free and clear of all Liens, except (i) as described in the Registration Statement and the most recent Statutory Prospectus, (ii) pursuant to the Revolving Credit Agreement and (iii) pursuant to the Term Loan Credit Agreement.

(k) At each applicable Closing Date, the Partnership has no other direct or indirect “subsidiaries” (as defined under the Act) other than the Operating Subsidiaries and Finance. The Partnership does not own or control, directly or indirectly, any corporation, association or other entity other than the Operating Subsidiaries and Finance.

(l) Hi-Crush Proppants LLC, a Delaware limited liability company (the “Sponsor”) owns 100% of the outstanding limited liability company interests (“Membership Interests”) in the General Partner; such Membership Interests are duly authorized and validly issued in accordance with the General Partner Agreement and are fully paid (to the extent required under the General Partner Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and the Sponsor owns such Membership Interests free and clear of all Liens, except as described in the Registration Statement and the most recent Statutory Prospectus.

(m) The General Partner has the requisite limited liability company power and authority to act as the general partner of the Partnership in all material respects as described in the Registration Statement and the most recent Statutory Prospectus.

(n) The General Partner is the sole general partner of the Partnership and owns a non-economic general partner interest in the Partnership (the “GP Interest”); such GP Interest is duly authorized and validly issued in accordance with the Partnership Agreement and the General Partner owns such GP Interest free and clear of all Liens.

(o) The Sponsor owns all of the incentive distribution rights of the Partnership (the “Incentive Distribution Rights”); such Incentive Distribution Rights and the limited partner interests represented thereby will have been duly authorized and validly issued in accordance with the Partnership

Agreement and are fully paid (to the extent required under the Partnership Agreement) and non-assessable (except as such non-assessability may be affected by matters described in Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); and the Sponsor owns such Incentive Distribution Rights free and clear of all Liens, except as described in the Registration Statement and the most recent Statutory Prospectus.

(p) Other than the Partnership Entities, the General Partner does not own, and at any Closing Date, will not own, directly or indirectly, any equity or long-term debt securities of any corporation, partnership, limited liability company, joint venture, association or other entity.

(q) The Organizational Agreements and Operative Agreements have been duly authorized, executed and delivered, as applicable, by the Partnership Entities party thereto and each is a valid and legally binding agreement of the parties thereto, enforceable against such parties thereto in accordance with their respective terms; provided, that, with respect to each such agreement, the enforceability thereof may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium or similar laws from time to time in effect affecting creditors’ rights and remedies generally and by general principles of equity (regardless of whether such principles are considered in a proceeding in equity or at law).

(r)

(i) As of the date hereof the issued and outstanding partnership interests of the Partnership consists of 37,062,847 Securities, the GP Interest and the Incentive Distribution Rights; and at the First Closing Date the issued and outstanding partnership interests of the Partnership will consist of 43,062,847 Securities, the GP Interest and the Incentive Distribution Rights.

(ii) The Offered Securities and all other outstanding equity securities of the Partnership Parties have been duly authorized; the authorized equity capitalization of the Partnership is as set forth in the General Disclosure Package; all outstanding Partnership Securities are, and, when the Offered Securities have been delivered and paid for in accordance with this Agreement on each Closing Date, such Offered Securities will have been, validly issued, fully paid and nonassessable (except as such non-assessability may be affected by matters described in Section 17-303, 17-607 and 17-804 of the Delaware LP Act), will conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the unitholders of the Partnership have no preemptive rights with respect to the Securities; and none of the outstanding Securities of the Partnership have been issued in violation of any preemptive or similar rights of any security holder.

(s) Each of the Partnership Parties has all requisite limited partnership or limited liability company power and authority, as applicable, to execute, deliver and perform its respective obligations under this Agreement. This Agreement has been duly and validly authorized, executed and delivered by each of the Partnership Parties.

(t) Except as described in the Disclosure Package and the Statutory Prospectus or as provided in the Organizational Documents, there are no preemptive rights or other rights to subscribe for or to purchase, nor any restriction upon the voting or transfer of, any equity securities of the Partnership pursuant to any limited liability company agreement, partnership agreement or certificate of formation of any Partnership Party or any agreement or instrument to which any Partnership Party is a party or by which either of them may be bound. Neither the filing of the Registration Statement nor the offering or sale of the Offered Securities as contemplated by this Agreement gives rise to any rights for or relating to the registration of any Securities or other securities of the Partnership, except such rights as have been waived or satisfied. Except as described in the Disclosure Package and the Statutory Prospectus, there are no outstanding options or warrants to purchase any Securities or other equity interests in the Partnership.

(u) The offering and sale of the Offered Securities by the Partnership, the execution, delivery and performance of this Agreement by the Partnership Parties and the consummation of the transactions contemplated hereby will not (i) conflict with or result in a breach or violation of any of the terms or provisions of, impose any lien, charge or encumbrance upon any property or assets of the Partnership Entities and their respective subsidiaries, or constitute a default under, any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Partnership Entities or any of their respective subsidiaries is a party or by which the Partnership Entities or any of their respective subsidiaries is bound or to which any of the property or assets of the Partnership Entities or any of their respective subsidiaries is subject; (ii) result in any violation of the provisions of the Organizational Documents; or (iii) result in any violation of any statute or any judgment, order, decree, rule or regulation of any court or governmental agency or body having jurisdiction over the Partnership Entities or any of their respective subsidiaries or any of their properties or assets.

(v) No consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental agency or body having jurisdiction over the Partnership Parties or any of their respective subsidiaries or any of their properties or assets is required for the offer and sale of the Offered Securities, the execution, delivery and performance of this Agreement by the Partnership Parties or the consummation of the transactions contemplated hereby, except for the registration of the Offered Securities under the Act and such consents, approvals, authorizations, orders, filings, registrations or qualifications (i) as may be required under the Exchange Act, applicable state securities laws or the by-laws and rules of the Financial Industry Regulatory Authority, Inc. (“FINRA”) in connection with the purchase and sale of the Offered Securities by the Underwriters, (ii) as have been, or prior to the First Closing Date will be, obtained or (iii) that, if not obtained, would not reasonably be expected to have a Material Adverse Effect or materially impair the ability of any of the Partnership Parties to consummate the transactions contemplated by this Agreement.

(w) The historical financial statements (including the related notes and supporting schedules) included or incorporated by reference in the most recent Statutory Prospectus comply as to form in all material respects with the requirements of Regulation S-X under the Act and present fairly in all material respects the financial condition, results of operations and cash flows of the entities purported to be shown thereby at the dates and for the periods indicated and have been prepared in conformity with accounting principles generally accepted in the United States applied on a consistent basis throughout the periods indicated, except to the extent disclosed therein.

(x) PricewaterhouseCoopers LLP, who have certified certain financial statements of the Partnership, whose reports appear in or are incorporated by reference in the most recent Statutory Prospectus and who have delivered the initial letter referred to in Section 7(a) hereof, are independent public accountants as required by the Act and the Rules and Regulations.

(y) The Partnership Parties maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorization, (ii) transactions are recorded as necessary to permit preparation of the financial statements of the Partnership in conformity with accounting principles generally accepted in the United States and to maintain accountability for its assets, (iii) access to the assets of the Partnership is permitted only in accordance with management’s general or specific authorization, and (iv) the recorded accountability for the assets of the Partnership is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. As of the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by PricewaterhouseCoopers LLP, there were no material weaknesses in the internal controls of the Partnership.

(z) (i) To the extent required by Rule 13a-15 under the Exchange Act, the Partnership Parties maintain disclosure controls and procedures (as such terms are defined in Rule 13a-15(e) under the Exchange Act), (ii) such disclosure controls and procedures are designed to ensure that the information required to be disclosed by the Partnership Parties is accumulated and communicated to management of the Partnership and its subsidiaries, including their respective principal executive officers and principal financial officers, as appropriate, and (iii) to the extent required by Rule 13a-15 under the Exchange Act, such disclosure controls and procedures are effective in all material respects to perform the functions for which they were established.

(aa) Since the date of the most recent balance sheet of the Partnership and its consolidated subsidiaries reviewed or audited by PricewaterhouseCoopers LLP, (i) the Partnership Parties have not been advised of or become aware of (A) any significant deficiencies in the design or operation of internal controls that are reasonably likely to adversely affect the ability of the Partnership or any of its subsidiaries to record, process, summarize and report financial data, (B) any material weakness in internal controls or (C) any fraud, whether or not material, that involves management or other employees who have a significant role in the internal controls of the Partnership and its subsidiaries; and (ii) there have been no significant changes in internal controls or in other factors that are reasonably likely to materially affect internal controls, including any corrective actions with regard to significant deficiencies and material weaknesses.

(bb) There is not, and has not been, any failure on the part of the Partnership or any of the directors or officers of the General Partner, in their capacities as such, to comply in all material respects with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith.

(cc) Except as described in the most recent Statutory Prospectus or in the documents incorporated by reference therein, since the date of the latest audited financial statements incorporated by reference in the most recent Statutory Prospectus, none of the Partnership Entities has (i) sustained any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, (ii) issued or granted any securities, other than pursuant to the Partnership’s long-term incentive plan as in effect on the date hereof, (iii) incurred any material liability or obligation, direct or contingent, other than liabilities and obligations that were incurred in the ordinary course of business, (iv) entered into any material transaction not in the ordinary course of business, or (v) made any distribution; and since such date, there has not been any change in the partnership, limited liability company or corporate interests, as applicable, or long-term debt of the Partnership Entities or any adverse change, or any development involving a prospective adverse change, in or affecting the condition (financial or otherwise), results of operations, members’ equity/partners’ capital, properties, management or business of the Partnership Entities and their subsidiaries taken as a whole, in each case except as could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(dd) The Partnership Entities and their subsidiaries have good and marketable title in fee simple to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all Liens, except such Liens as are described in the most recent Statutory Prospectus or such as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Partnership Entities and their subsidiaries. All assets held under lease by the Partnership Entities and their subsidiaries are held by them under valid, subsisting and enforceable leases, with such exceptions as do not materially interfere with the use made and proposed to be made of such assets by the Partnership Entities and their subsidiaries.

(ee) The Partnership Entities and each of their subsidiaries have such permits, licenses, patents, franchises, certificates of need and other approvals or authorizations of governmental or regulatory authorities (“Permits”) as are necessary under applicable law to own their properties and conduct their businesses in the manner described in the most recent Statutory Prospectus, except for any of the foregoing that could not, in the aggregate, reasonably be expected to have a Material Adverse Effect or except as described in the most recent Statutory Prospectus. The Partnership Entities and each of their subsidiaries have fulfilled and performed all of their obligations with respect to the Permits, and no event has occurred that allows, or after notice or lapse of time would allow, revocation or termination thereof or results in any other impairment of the rights of the holder or any such Permits, except for any of the foregoing that could not reasonably be expected to have a Material Adverse Effect or except as described in the most recent Statutory Prospectus. None of the Partnership Entities nor any of their subsidiaries has received notice of any revocation or modification of any such Permits or has any reason to believe that any such Permits will not be renewed in the ordinary course except in each case, that, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

(ff) The Partnership Entities and each of their subsidiaries own or possess adequate rights to use all material patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights, licenses, know-how, software, systems and technology (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures) necessary for the conduct of their respective businesses and have no reason to believe that the conduct of their respective businesses will conflict with, and have not received any notice of any claim of conflict with, any such rights of others, except in each case as would not reasonably be expected to have a Material Adverse Effect.

(gg) Except as described in the most recent Statutory Prospectus, there are no legal or governmental proceedings pending to which the Partnership Parties or any of their subsidiaries is a party or of which any property or assets of the Partnership Parties or any of their subsidiaries is the subject that could, in the aggregate, reasonably be expected to have a Material Adverse Effect or could, in the aggregate, reasonably be expected to have a Material Adverse Effect on the performance of this Agreement or the consummation of the transactions contemplated hereby; and to the Partnership Parties’ knowledge, no such proceedings are threatened by governmental authorities or others.

(hh) There are no legal or governmental proceedings pending or, to the knowledge of the Partnership Parties, threatened, against any of the Partnership Entities, or to which any of the Partnership Entities is a party, or to which any of their respective properties is subject, that are required to be described in the Registration Statement, the Disclosure Package or the Final Prospectus or the documents incorporated by reference therein but are not described as required.

(ii) There are no contracts or other documents required to be described in the Registration Statement or the most recent Statutory Prospectus or filed as exhibits to the Registration Statement or any document incorporated by reference in the Registration Statement that are not described and filed as required. The statements made or incorporated by reference in the most recent Statutory Prospectus, insofar as they purport to constitute summaries of the terms of the contracts and other documents described and filed, constitute accurate summaries of the terms of such contracts and documents in all material respects. The Partnership Parties have no knowledge that the other parties to any such contract or other document have any intention not to render full performance as contemplated by the terms thereof.

(jj) The statements contained in the most recent Statutory Prospectus under the caption “Our Partnership Agreement,” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal or governmental proceedings, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings in all material respects.

(kk) The Partnership Entities and each of their subsidiaries carry, or are covered by, insurance from insurers of recognized financial responsibility in such amounts and covering such risks as is reasonably adequate for the conduct of their respective businesses and the value of their respective properties and as is customary for companies engaged in similar businesses in similar industries. All policies of insurance of the Partnership Entities and their subsidiaries are in full force and effect; the Partnership Entities and each of their subsidiaries are in compliance with the terms of such policies in all material respects; and neither the Partnership Entities nor any of their subsidiaries has received notice from any insurer or agent of such insurer that capital improvements or other expenditures are required or necessary to be made in order to continue such insurance; there are no material claims by the Partnership Entities or any of their subsidiaries under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; and neither the Partnership Entities nor any such subsidiary has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue their business at a cost that could not reasonably be expected to have a Material Adverse Effect.

(ll) No relationship, direct or indirect, exists between or among the Partnership Entities and their subsidiaries, on the one hand, and the directors, officers, unitholders, customers or suppliers of the Partnership, on the other hand, that is required to be described in the most recent Statutory Prospectus which is not so described.

(mm) Except as described in the most recent Statutory Prospectus, no labor disturbance by or dispute with the employees of the Partnership or any of its subsidiaries exists or, to the knowledge of the Partnership Parties, is imminent that could reasonably be expected to have a Material Adverse Effect.

(nn) None of the Partnership Entities nor any of their subsidiaries (i) are in violation of their organizational documents, (ii) are in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the due performance or observance of any term, covenant, condition or other obligation contained in any indenture, mortgage, deed of trust, loan agreement, license or other agreement or instrument to which they are a party or by which they are bound or to which any of their properties or assets is subject, or (iii) are in violation of any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over any of them or their property or assets or has failed to obtain any license, permit, certificate, franchise or other governmental authorization or permit necessary to the ownership of their property or to the conduct of their business, except in the case of clauses (ii) and (iii), to the extent any such conflict, breach, violation or default could not, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(oo) The Partnership Entities and each of their subsidiaries (i) are, and at all times prior hereto were, in compliance with all laws, regulations, ordinances, rules, orders, judgments, decrees, permits or other legal requirements of any governmental authority, including without limitation any international, foreign, national, state, provincial, regional, or local authority, relating to pollution, the protection of human health or safety, the environment, or natural resources, or the use, handling, storage, manufacturing, transportation, treatment, discharge, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants (“Environmental Laws”) applicable to such entity, which compliance includes, without limitation, obtaining, maintaining and complying with all permits and authorizations and approvals required by Environmental Laws to conduct their respective businesses, and

(ii) have not received notice or otherwise have knowledge of any actual or alleged violation of Environmental Laws, or of any actual or potential liability for or other obligation concerning the presence, disposal or release of hazardous or toxic substances or wastes, pollutants or contaminants, except in the case of clause (i) or (ii) where such non-compliance, violation, liability, or other obligation could not, in the aggregate, reasonably be expected to have a Material Adverse Effect. Except as described in the most recent Statutory Prospectus, (x) there are no proceedings that are pending, or known to be contemplated, against the Partnership Entities or any of their subsidiaries under Environmental Laws in which a governmental authority is also a party, other than such proceedings regarding which it is reasonably believed no monetary sanctions of $100,000 or more will be imposed, (y) the Partnership Entities and their subsidiaries are not aware of any issues regarding compliance with Environmental Laws, including any pending or proposed Environmental Laws, or liabilities or other obligations under Environmental Laws or concerning hazardous or toxic substances or wastes, pollutants or contaminants, that could reasonably be expected to have a material effect on the capital expenditures, earnings or competitive position of the Partnership and its subsidiaries, and (z) none of the Partnership Entities or their subsidiaries anticipates material capital expenditures relating to Environmental Laws.

(pp) The Partnership Entities and their subsidiaries have filed all federal, state, local and foreign tax returns required to be filed through the date hereof, subject to permitted extensions, and have paid all taxes due, and no tax deficiency has been determined adversely to the Partnership Entities or their subsidiaries, nor do the Partnership Entities or their subsidiaries have any knowledge of any tax deficiencies that have been, or could reasonably be expected to be asserted against any Partnership Entity or any of their subsidiaries, that could, in the aggregate, reasonably be expected to have a Material Adverse Effect.

(qq) Except as would not have a Material Adverse Effect: (i) each “employee benefit plan” (within the meaning of Section 3(3) of the Employee Retirement Security Act of 1974, as amended (“ERISA”)) for which the Partnership or any member of its “Controlled Group” (defined as any organization which is a member of a controlled group of corporations within the meaning of Section 414 of the Internal Revenue Code of 1986, as amended (the “Code”)) would have any liability (each a “Plan”) has been maintained in material compliance with its terms and with the requirements of all applicable statutes, rules and regulations including ERISA and the Code; (ii) no prohibited transaction, within the meaning of Section 406 of ERISA or Section 4975 of the Code, has occurred with respect to any Plan for which the Partnership or any member of its Controlled Group would have any liability, excluding transactions effected pursuant to a statutory or administrative exemption; (iii) with respect to each Plan subject to Title IV of ERISA (A) no “reportable event” (within the meaning of Section 4043(c) of ERISA) has occurred or is reasonably expected to occur, (B) no “accumulated funding deficiency” (within the meaning of Section 302 of ERISA or Section 412 of the Code), whether or not waived, has occurred or is reasonably expected to occur, (C) the fair market value of the assets under each Plan exceeds the present value of all benefits accrued under such Plan (determined based on those assumptions used to fund such Plan), and (D) neither the Partnership or any member of its Controlled Group has incurred, or reasonably expects to incur, any liability under Title IV of ERISA (other than contributions to the Plan or premiums to the Pension Benefit Guaranty Corporation in the ordinary course) in respect of a Plan (including a “multiemployer plan”, within the meaning of Section 4001(c)(3) of ERISA); and (iv) each Plan that is intended to be qualified under Section 401(a) of the Code is so qualified and nothing has occurred, whether by action or by failure to act, which would cause the loss of such qualification.

(rr) The statistical and market-related data included in the most recent Statutory Prospectus are based on or derived from sources that the Partnership Parties believe to be reliable in all material respects.

(ss) The Partnership is not, and as of the applicable Closing Date, after giving effect to the offer and sale of the Offered Securities and the application of the proceeds therefrom as described under “Use of Proceeds” in the most recent Statutory Prospectus and the Final Prospectus, will not be (i) an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations of the Commission thereunder, or (ii) a “business development company” (as defined in Section 2(a)(48) of the Investment Company Act).

(tt) The statements set forth in each of the most recent Statutory Prospectus and the Final Prospectus under the captions “Description of the Common Units,” “How We Make Distributions to Our Partners,” “Material Tax Considerations,” “Underwriting” and “Investment in Hi-Crush Partners LP by Employee Benefit Plans,” insofar as they purport to summarize the provisions of the laws referred to therein, are accurate summaries in all material respects.

(uu) John T. Boyd Company, whose report appears in the most recent Statutory Prospectus and who has delivered the initial expert letter referred to in Section 7(b) hereof, was, as of the date of such report, and is, as of the date hereof, an independent mining engineer and geologist with respect to the Partnership.

(vv) Except as described in the Registration Statement and the most recent Statutory Prospectus, there are no contracts, agreements or understandings between the Partnership and any person granting such person the right to require the Partnership to file a registration statement under the Act with respect to any securities of the Partnership owned or to be owned by such person or to require the Partnership to include such securities in the securities registered pursuant to the Registration Statement or in any securities being registered pursuant to any other registration statement filed by the Partnership under the Act.

(ww) Except as described in the Registration Statement and the most recent Statutory Prospectus, none of the Partnership Entities is a party to any contract, agreement or understanding with any person (other than this Agreement) that would give rise to a valid claim against the Underwriters or the Partnership Entities for a brokerage commission, finder’s fee or like payment in connection with the offering and sale of the Offered Securities.

(xx) The Partnership has not sold or issued any securities that would be integrated with the offering of the Offered Securities contemplated by this Agreement pursuant to the Act, the Rules and Regulations or the interpretations thereof by the Commission.

(yy) The Partnership Parties and their affiliates have not taken, directly or indirectly, any action designed to or that has constituted or that could reasonably be expected to cause or result in the stabilization or manipulation of the price of any security of the Partnership in connection with the offering of the Offered Securities.

(zz) The Offered Securities will be listed on The New York Stock Exchange.

(aaa) The Partnership Parties have not distributed and, prior to the later to occur of the Closing Date and completion of the distribution of the Offered Securities, will not distribute any offering material in connection with the offering and sale of the Offered Securities other than any Statutory Prospectus, the Final Prospectus, any Issuer Free Writing Prospectus.

(bbb) None of the Partnership Entities nor any of their subsidiaries is in violation of or has received notice of any violation with respect to any federal or state law relating to discrimination in the hiring, promotion or pay of employees, nor any applicable federal or state wage and hour laws, nor any state law precluding the denial of credit due to the neighborhood in which a property is situated, the violation of any of which could reasonably be expected to have a Material Adverse Effect.

(ccc) None of the Partnership Entities, nor any officer, agent, employee or other person associated with or acting on behalf of the Partnership Entities, has (i) used any corporate funds for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity; (ii) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds; (iii) violated or is in violation of any provision of the U.S. Foreign Corrupt Practices Act of 1977; or (iv) made any bribe, rebate, payoff, influence payment, kickback or other unlawful payment. The Partnership Entities and their affiliates have conducted their respective businesses in compliance with applicable anti-corruption laws and have instituted and maintain and will continue to maintain policies and procedures designed to promote and achieve compliance with such laws and with the representation and warranty contained herein.

(ddd) The operations of the Partnership Entities and their subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Partnership Entities or any of their subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Partnership Parties, threatened.

(eee) (i) None of the Partnership Entities or any of their subsidiaries nor any officer, agent, employee or affiliate of the Partnership, any of the Operating Subsidiaries or Finance is (a) currently subject to any U.S. sanctions (“Sanctions”) administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) nor (b) located, organized or resident in a country or territory that is the subject of Sanctions (including, without limitation, Cuba, Iran, North Korea, Sudan and Syria); (ii) the Partnership will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for (a) the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or (b) in any other manner that will result in a violation of Sanctions by any person or entity (including any person or entity participating in the offering, whether as underwriter, advisor, investor or otherwise); and (iii) for the past five years, the Partnership Entities have not knowingly engaged in, are not now knowingly engaged in, and will not engage in, any dealings or transactions with any Person, or in any country or territory, that at the time of the dealing or transaction is or was the subject of Sanctions.

(fff) To the actual knowledge of the Partnership Parties, there are no affiliations or associations between any member of FINRA and any of the General Partner’s officers or directors, except as described in the Registration Statement, the Disclosure Package and the Final Prospectus.

(ggg) All information related to the sand reserves of the Partnership Entities and their respective subsidiaries included in the Registration Statement as of each Effective Date and the Closing Date (the “Sand Reserve Information”), (i) was and is accurate in all material respects, (ii) complied and complies in all material respects with the requirements of the Act and the requirements of the Exchange Act, as applicable, and (iii) when read together with the other information in the Final Prospectus, did not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The Sand Reserve Information has been calculated in accordance with standard mining engineering procedures used in the sand industry and applicable government reporting requirements and applicable law. All assumptions used in the calculation of the Sand Reserve Information were and are reasonable in all material respects.

3. Purchase, Sale and Delivery of Offered Securities. On the basis of the representations, warranties and agreements and subject to the terms and conditions set forth herein, the Partnership agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Partnership, at a purchase price of $7.031928 per common unit, that number of Firm Securities set forth opposite the name of the Underwriter in Schedule A hereto under the caption “Number of Firm Securities Offered”.

The Partnership will deliver the Firm Securities to or as instructed by the Underwriter for the account of the Underwriter in a form reasonably acceptable to the Underwriter against payment of the purchase price for such Firm Securities by the Underwriter in Federal (same day) funds by a wire transfer to an account, at a bank specified by the Partnership (and acceptable to the Underwriter), drawn to the order of the Partnership, at the office of Norton Rose Fulbright US LLP, 1301 McKinney Street, Suite 5100, Houston, Texas 77010, at 9:00 A.M., New York time, on May 4, 2016, or at such other time not later than seven full business days thereafter as shall be agreed upon by the Partnership Parties and the Underwriter, such time being herein referred to as the “First Closing Date.” For purposes of Rule 15c6-1 under the Exchange Act, the First Closing Date (if later than the otherwise applicable settlement date) shall be the settlement date for payment of funds and delivery of securities for all the Offered Securities sold pursuant to the offering. Delivery of the Firm Securities will be made through the facilities of the Depositary Trust Company (the “DTC”) unless the Underwriter shall otherwise instruct.

In addition, upon written notice from the Underwriter given to the Partnership from time to time not more than 30 days subsequent to the date of the Final Prospectus, the Underwriter may purchase all or less than all of the Optional Securities at the purchase price per Security to be paid for the Firm Securities. Such notice shall set forth (i) the aggregate number of shares of Optional Securities to be sold by the Partnership as to which the Underwriter is exercising the option and (ii) the time, date and place at which the Optional Securities will be delivered (each time for the delivery of and payment for the Optional Securities being herein referred to as an “Optional Closing Date,” which may be the First Closing Date) (the First Closing Date and each Optional Closing Date, if any, being sometimes referred to as a “Closing Date”). The Partnership agrees to sell to the Underwriter, and the Underwriter agrees to purchase the Optional Securities. No Optional Securities shall be sold or delivered unless the Firm Securities previously have been, or simultaneously are, sold and delivered. The right to purchase the Optional Securities or any portion thereof may be exercised from time to time and to the extent not previously exercised may be surrendered and terminated at any time upon notice by the Underwriter to the Partnership.

Each Optional Closing Date shall be determined by the Underwriter but shall be not later than five full business days after written notice of election to purchase Optional Securities is given. The Partnership will deliver the Optional Securities being purchased by the Underwriter on each Optional Closing Date to or as instructed by the Underwriter for the account of the Underwriter in a form reasonably acceptable to the Underwriter, against payment of the purchase price for such Optional Securities in Federal (same day) funds by a wire transfer to an account, at a bank acceptable to the Underwriter, drawn to the order of the Partnership, at the above office of Norton Rose Fulbright US LLP. The delivery of any Optional Securities will be made through the facilities of the DTC unless the Underwriter shall otherwise instruct.

4. Offering by Underwriter. It is understood that the Underwriter proposes to offer the Offered Securities for sale to the public as set forth in the Final Prospectus.

5. Certain Agreements of the Partnership Entities. The Partnership Parties agree with the Underwriter that:

(a) Filing of Prospectuses. The Partnership has filed or will file each Statutory Prospectus (including the Final Prospectus) pursuant to and in accordance with Rule 424(b)(2) (or, if applicable and consented to by the Underwriter, subparagraph (3) or subparagraph (4)) not later than the second business day following the earlier of the date it is first used or the execution and delivery of this Agreement. The Partnership will advise the Underwriter promptly of any such filing pursuant to Rule 424(b) and provide satisfactory evidence to the Underwriter of such timely filing. The Partnership has complied and will comply with Rule 433.

(b) Filing of Amendments: Response to Commission Requests. The Partnership will promptly advise the Underwriter of any proposal to amend or supplement at any time the Registration Statement or any Statutory Prospectus and will not effect such amendment or supplementation without the Underwriter’s consent, which shall not be unreasonably withheld; and the Partnership will also advise the Underwriter promptly of (i) any amendment or supplementation of a Registration Statement or the Statutory Prospectus, (ii) any request by the Commission or its staff for any amendment to the Registration Statement, for any supplement to any Statutory Prospectus or for any additional information, (iii) the institution by the Commission of any stop order proceedings in respect of the Registration Statement or the threatening of any proceeding for that purpose, and (iv) the receipt by the Partnership of any notification with respect to the suspension of the qualification of the Offered Securities in any jurisdiction or the institution or threatening of any proceedings for such purpose. The Partnership will use its reasonable best efforts to prevent the issuance of any such stop order or the suspension of any such qualification and, if issued, to obtain as soon as possible the withdrawal thereof.

(c) Continued Compliance with Securities Laws. If, at any time when a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act by the Underwriter or dealer, any event occurs as a result of which the Final Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, or if it is necessary at any time to amend the Registration Statement or supplement the Final Prospectus to comply with the Act, the Partnership will promptly notify the Underwriter of such event and will promptly prepare and file with the Commission and furnish, at its own expense, to the Underwriter and the dealers and any other dealers upon request of the Underwriter, an amendment or supplement which will correct such statement or omission or an amendment which will effect such compliance. Neither the Underwriter’s consent to, nor the Underwriter’s delivery of, any such amendment or supplement shall constitute a waiver of any of the conditions set forth in Section 7 hereof.

(d) Rule 158. As soon as practicable, but not later than 16 months after the date hereof the Partnership will make generally available to its security holders an earnings statement covering a period of at least 12 months beginning after the date hereof and satisfying the provisions of Section 11(a) of the Act and Rule 158 under the Act.

(e) Furnishing of Prospectuses. The Partnership will furnish to the Underwriter copies of the Registration Statement, including all exhibits, and upon the request of the Underwriter, signed copies of the Registration Statement, any Statutory Prospectus, and, so long as a prospectus relating to the Offered Securities is (or but for the exemption in Rule 172 would be) required to be delivered under the Act, the Final Prospectus and all amendments and supplements to such documents, in each case in such quantities as the Underwriter reasonably requests. The Final Prospectus shall be so furnished within two business days following the execution and delivery of this Agreement unless otherwise agreed by the Partnership and the Underwriter. All other such documents shall be so furnished as soon as available. The Partnership will pay the expenses of printing and distributing to the Underwriter all such documents.

(f) Blue Sky Qualifications. The Partnership shall cooperate with the Underwriter and counsel for the Underwriter to qualify or register the Offered Securities for resale under (or obtain exemptions from the application of) the state securities or blue sky laws of those jurisdictions designated by the Underwriter, shall comply with such laws and shall continue such qualifications, registrations and exemptions in effect so long as required for the distribution of the Offered Securities. The Partnership shall not be required to qualify as a foreign corporation or to take any action that would subject it to general service of process or taxation in any such jurisdiction where it is not presently qualified or subject to taxation.

(g) Payment of Expenses. The Partnership agrees with the Underwriter that the Partnership will pay all expenses incident to the performance of the obligations of the Partnership under this Agreement, including but not limited to (i) any filing fees and reasonable attorney’s fees and expenses incurred by the Partnership or the Underwriter in connection with qualifying or registering (or obtaining exemptions from the qualification or registration of) all or any part of the Offered Securities for offer and sale under the state securities or blue sky laws of such jurisdictions as the Underwriter designates and the preparation and printing of memoranda relating thereto, (ii) the filing fees and the fees and expenses of counsel for the Underwriter, including but not limited to, in connection with the FINRA’s review and approval of the Underwriter’s participation in the offering and distribution of the Offered Securities, (iii) costs and expenses relating to investor presentations or any “road show” in connection with the offering and sale of the Offered Securities including, without limitation, any travel expenses of the Partnership Parties’ officers and employees, (iv) fees and expenses incident to listing the Offered Securities on the New York Stock Exchange, (v) fees and expenses in connection with the registration of the Offered Securities under the Exchange Act, and (vi) expenses incurred in distributing each preliminary prospectus distributed to investors and potential purchasers, each Statutory Prospectus, and the Final Prospectus (in each case, including any amendments and supplements thereto) to the Underwriter and in each case expenses incurred in preparing, printing and distributing any Issuer Free Writing Prospectuses to investors or prospective investors.

(h) Use of Proceeds. The Partnership will use the net proceeds received by it in connection with this offering in the manner described in the “Use of Proceeds” section of the Disclosure Package.

(i) Absence of Manipulation. The Partnership will not take, directly or indirectly, any action designed to or that would constitute or that could reasonably be expected to cause or result in, stabilization or manipulation of the price of any securities of the Partnership to facilitate the sale or resale of the Offered Securities.

(j) Restriction on Sale of Securities by the Partnership. For the period specified below (the “Lock-Up Period”), the Partnership will not, directly or indirectly, take any of the following actions with respect to its Securities or any securities convertible into or exchangeable or exercisable for any of its Securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Act relating to Lock-Up Securities, or publicly disclose the intention to take any such action, without the prior written consent of the Underwriter. The Lock-Up Period will commence on the date hereof and continue for 60 days after the date hereof or such earlier date that the Underwriter consents to in writing.

6. Free Writing Prospectuses. The Partnership represents and agrees that, unless it obtains the prior consent of the Underwriter, and the Underwriter represents and agrees that, unless it obtains the prior consent of the Partnership, it has not made and will not make any offer relating to the Offered Securities that would constitute an Issuer Free Writing Prospectus, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405, required to be filed with the Commission. Any such free writing prospectus consented to by the Partnership and the Underwriter is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Partnership represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rules 164 and 433 applicable to any Permitted Free Writing Prospectus, including timely Commission filing where required, legending and record keeping. The Partnership represents that it has satisfied and agrees that it will satisfy the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

7. Conditions of the Obligations of the Underwriter. The obligations of the Underwriter to purchase and pay for the Firm Securities on the First Closing Date and the Optional Securities to be purchased on each Optional Closing Date will be subject to the accuracy of the representations and warranties of the Partnership Parties herein (as though made on such Closing Date), to the accuracy of the statements of the Partnership Parties’ officers made pursuant to the provisions hereof, to the performance by Partnership Parties of their obligations hereunder and to the following additional conditions precedent:

(a) PricewaterhouseCoopers LLP Comfort Letter. The Underwriter shall have received letters, dated, respectively, the date hereof and each Closing Date, of PricewaterhouseCoopers LLP confirming that they are a registered public accounting firm and independent public accountants within the meaning of the Securities Laws and substantially in the form of Schedule C hereto (except that, in any letter dated a Closing Date, the specified date referred to in Schedule C hereto shall be a date no more than three days prior to such Closing Date).

(b) John T. Boyd Company Comfort Letter. The Underwriter shall have received letters, dated, respectively, the date hereof and each Closing Date, of John T. Boyd Company substantially in the form of Schedule D hereto (i) confirming that as of the date of its reserve reports for the years ended December 31, 2015, December 31, 2014 and December 31, 2013, it was an independent reserve engineer for the Partnership, and that, as of the date of such letter, no information had come to its attention that could reasonably have been expected to cause it to withdraw its reserve reports and (ii) otherwise in form and substance acceptable to the Underwriter.

(c) Filing of Prospectus. The Final Prospectus shall have been filed with the Commission pursuant to Rule 424(b) within the applicable time period prescribed for such filing in accordance with the Rules and Regulations and Section 5(a) hereof. No stop order suspending the effectiveness of the Registration Statement or of any part thereof shall have been issued and no proceeding for that purpose shall have been instituted or, to the knowledge of either Partnership Party or the Underwriter, shall be contemplated by the Commission.

(d) No Material Adverse Change. Subsequent to the execution and delivery of this Agreement, there shall not have occurred (i) any change, or any development or event involving a prospective change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Partnership Entities and their subsidiaries taken as a whole which, in the judgment of the Underwriter, is material and adverse and makes it impractical or inadvisable to market the Offered Securities; (ii) any downgrading in the rating of any debt securities or preferred stock of Partnership

Entities by any “nationally recognized statistical rating organization” (as defined in Section 3(a)(62) of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or other Equity Securities of any Partnership Party (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that a Partnership Entity or Hi-Crush Party has been placed on negative outlook; (iii) any change in U.S. or international financial, political or economic conditions or currency exchange rates or exchange controls the effect of which is such as to make it, in the judgment of the Underwriter, impractical to market or to enforce contracts for the sale of the Offered Securities, whether in the primary market or in respect of dealings in the secondary market; (iv) any suspension or material limitation of trading in securities generally on the New York Stock Exchange, or any setting of minimum or maximum prices for trading on such exchange; (v) or any suspension of trading of any securities of the Partnership on the New York Stock Exchange or in the over-the-counter market; (vi) any banking moratorium declared by any U.S. federal or New York authorities; (vii) any major disruption of settlements of securities, payment or clearance services in the United States or any other country where such securities are listed or (viii) any attack on, outbreak or escalation of hostilities or act of terrorism involving the United States, any declaration of war by Congress or any other national or international calamity or emergency if, in the judgment of the Underwriter, the effect of any such attack, outbreak, escalation, act, declaration, calamity or emergency is such as to make it impractical or inadvisable to market the Offered Securities or to enforce contracts for the sale of the Offered Securities.

(e) Opinion of Outside Counsels for the Partnership.

(i) The Underwriter shall have received an opinion, dated such Closing Date, of Vinson & Elkins LLP, counsel for the Partnership Parties, as to the matters described in Schedule E hereto.

(ii) The Underwriter shall have received an opinion, dated such Closing Date, of Montgomery McCracken Walker & Rhoads LLP, special Pennsylvania counsel to the Partnership, addressed to the Underwriter, in form and substance reasonably satisfactory to the Underwriter.

(f) Opinion of Counsel for Underwriter. The Underwriter shall have received from Norton Rose Fulbright US LLP, counsel for the Underwriter, such opinion or opinions, dated such Closing Date, with respect to such matters as the Underwriter may require, and the Partnership shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

(g) Officer’s Certificate. The Underwriter shall have received a certificate, dated such Closing Date, of an executive officer of each of the Partnership Parties and a principal financial or accounting officer of the General Partner in which such officers shall state that: the representations and warranties of the Partnership Parties set forth in Section 2 of this Agreement are true and correct; the Partnership Parties have complied with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to such Closing Date; no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or, to their knowledge and after inquiry to the Commission, are contemplated by the Commission; and, subsequent to the date of the most recent financial statements in the Disclosure Package, there has been no material adverse change, nor any development or event involving a prospective material adverse change, in the condition (financial or otherwise), results of operations, business, properties or prospects of the Partnership Entities and their subsidiaries taken as a whole except as set forth in the Disclosure Package or as described in such certificate.

(h) Lock-Up Agreements. On or prior to the date hereof, the Underwriter shall have received lock-up letters in the form of Exhibit A from the Sponsor and each of the executive officers and directors of the Partnership Parties. The Lock-Up Agreements between the Underwriter and the persons and entities set forth in the immediately preceding sentence, delivered to the Underwriter on or before the date of this Agreement, shall be in full force and effect on the Closing Date.

(i) The Partnership will furnish the Underwriter with any additional opinions, certificates, letters and documents as the Underwriter reasonably requests and conformed copies of documents delivered pursuant to this Section 7. The Underwriter may in its sole discretion waive compliance with any conditions to the obligations of the Underwriter hereunder, whether in respect of an Optional Closing Date or otherwise.

8. Indemnification and Contribution. (a) Indemnification of Underwriter by the Partnership Parties. The Partnership Parties will each, jointly and severally, indemnify and hold harmless the Underwriter, its partners, members, directors, officers, employees, agents, affiliates and each person, if any, who controls such Underwriter within the meaning of Section 15 of the Act or Section 20 of the Exchange Act (each, an “Indemnified Party”), against any and all losses, claims, damages or liabilities, joint or several, to which such Indemnified Party may become subject, under the Act, the Exchange Act, other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any part of the Registration Statement at any time, any Statutory Prospectus as of any time, the Final Prospectus or any Issuer Free Writing Prospectus, or arise out of or are based upon the omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, and will reimburse each Indemnified Party for any legal or other expenses reasonably incurred by such Indemnified Party in connection with investigating or defending against any loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Indemnified Party is a party thereto), whether threatened or commenced, and in connection with the enforcement of this provision with respect to any of the above as such expenses are incurred; provided, however, that the Partnership Parties will not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement in or omission or alleged omission from any of such documents in reliance upon and in conformity with written information furnished to the Partnership by the Underwriter specifically for use therein, it being understood and agreed that the only such information furnished by the Underwriter consists of the information described as such in subsection (b) below.

(b) Indemnification of the Partnership Parties. The Underwriter will indemnify and hold harmless each of the Partnership Parties, each of its directors and each of its officers who signs the Registration Statement and each person, if any, who controls the Partnership within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, (each, an “Underwriter Indemnified Party”) against any losses, claims, damages or liabilities to which such Underwriter Indemnified Party may become subject, under the Act, the Exchange Act, or other Federal or state statutory law or regulation or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the Registration Statement at any time, any Statutory Prospectus at any time, the Final Prospectus or any Issuer Free Writing Prospectus or arise out of or are based upon the omission or the alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in reliance upon and in conformity with written information furnished to the Partnership by the Underwriter specifically for use therein, and will reimburse any legal or other expenses reasonably incurred by such Underwriter Indemnified Party in connection with investigating or defending against any such loss, claim, damage, liability, action, litigation, investigation or proceeding whatsoever (whether or not such Underwriter Indemnified Party is a party thereto), whether threatened or commenced, based upon any such untrue statement or omission, or any such alleged untrue statement or omission as such expenses are incurred, it being understood and agreed by the Partnership Parties that the only such information furnished by the Underwriter consists of the following information in the Final Prospectus: the information set forth on the cover page of the Statutory Prospectus regarding delivery of the Securities, the name of the Underwriter and the fact that it is participating in the sale of the Securities as the underwriter, the fourth, tenth, twelfth and thirteenth paragraphs under the caption “Underwriting”.

(c) Actions against Parties; Notification. Promptly after receipt by an indemnified party under this Section 8 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party under subsection (a) or (b) above, notify the indemnifying party of the commencement thereof; but the failure to notify the indemnifying party shall not relieve it from any liability that it may have under subsection (a) or (b) above except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under subsection (a) or (b) above. In case any such action is brought against any indemnified party and it notifies an indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate therein and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party under this Section 8 for any legal or other expenses subsequently incurred by such indemnified party in connection with the defense thereof other than reasonable costs of investigation. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened action in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party unless such settlement (i) includes an unconditional release of such indemnified party from all liability on any claims that are the subject matter of such action and (ii) does not include a statement as to, or an admission of, fault, culpability or a failure to act by or on behalf of an indemnified party.

(d) Contribution. If the indemnification provided for in this Section 8 is unavailable or insufficient to hold harmless an indemnified party under subsection (a) or (b) above, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of the losses, claims, damages or liabilities referred to in subsection (a) or (b) above (i) in such proportion as is appropriate to reflect the relative benefits received by the Partnership Parties on the one hand and the Underwriter on the other from the offering of the Offered Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Partnership Parties (taken together) on the one hand and the Underwriter on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities as well as any other relevant equitable considerations. The relative benefits received by the Partnership Parties (taken together) on the one hand and the Underwriter on the other shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Partnership Parties bear to the total underwriting discounts and commissions received by the Underwriter. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Partnership Parties or the Underwriter and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The amount paid by an indemnified party as a result of the losses, claims, damages or liabilities referred to in the first sentence of this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any action or claim which is the subject of this subsection (d). Notwithstanding the provisions of this subsection (d), the Underwriter shall not be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which the Underwriter has otherwise been required to pay by reason of such untrue statement or omission or alleged untrue statement or omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Partnership Parties and the Underwriter agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to in this Section 8(d).

9. [Reserved.]

10. Survival of Certain Representations and Obligations. The respective indemnities, agreements, representations, warranties and other statements of the Partnership Parties or their officers and of the Underwriter set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation, or statement as to the results thereof, made by or on behalf of the Underwriter, the Partnership Parties or any of their respective representatives, officers or directors or any controlling person, and will survive delivery of and payment for the Offered Securities. If the purchase of the Offered Securities by the Underwriter is not consummated for any reason, the Partnership Parties agrees that they will reimburse the Underwriter for all out-of-pocket expenses (including fees and disbursements of counsel) reasonably incurred by them in connection with the offering of the Offered Securities, and the respective obligations of the Partnership and the Underwriter pursuant to Section 8 hereof shall remain in effect. In addition, if any Offered Securities have been purchased hereunder, the representations and warranties in Section 2 and all obligations under Section 5 shall also remain in effect.

11. Notices. All communications hereunder will be in writing and, if sent to the Underwriter, will be mailed, hand delivered or telecopied and confirmed to Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD (if by telecopy to a number designated by the Underwriter in writer expressly for that purpose); or, if sent to either of the Partnership Parties, will be mailed, hand delivered or telecopied and confirmed to it at Hi-Crush Partners LP, Hi-Crush GP LLC, Three Riverway, Suite 1350, Houston, Texas 77056, Attention: General Counsel; Facsimile No.: 713-963-0088; provided, however, that any notice to the Underwriter pursuant to Section 8 will be mailed, hand delivered or telecopied and confirmed to the Underwriter.

12. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers and directors and controlling persons referred to in Section 8, and no other person will have any right or obligation hereunder.

13. [Reserved.]

14. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same Agreement.

15. Absence of Fiduciary Relationship. The Partnership Parties acknowledge and agrees that:

(a) No Other Relationship. The Underwriter has been retained solely to act as an underwriter in connection with the sale of the Offered Securities and that no fiduciary, advisory or agency relationship between any Partnership Entity, on the one hand, and the Underwriter, on the other, has been created in respect of any of the transactions contemplated by this Agreement or the Final Prospectus, irrespective of whether the Underwriter has advised or is advising a Partnership Entity on other matters;

(b) Arms’ Length Negotiations. The price of the Offered Securities set forth in this Agreement was established by the Partnership Parties following discussions and arms-length negotiations with the Underwriter, and the Partnership Parties are capable of evaluating and understanding and understands and accepts the terms, risks and conditions of the transactions contemplated by this Agreement;

(c) Absence of Obligation to Disclose. The Partnership Parties have been advised that the Underwriter and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Partnership Entities and that the Underwriter has no obligation to disclose such interests and transactions to the Partnership Parties by virtue of any fiduciary, advisory or agency relationship; and

(d) Waiver. The Partnership Parties waive, to the fullest extent permitted by law, any claims it may have against the Underwriter for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Underwriter shall have no liability (whether direct or indirect) to any Partnership Party in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of any Partnership Party, including stockholders, employees or creditors of any Partnership Entity.

16. Applicable Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

The Partnership Parties hereby submit to the non-exclusive jurisdiction of the Federal and state courts in the Borough of Manhattan in The City of New York in any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby. The Partnership Parties irrevocably and unconditionally waive any objection to the laying of venue of any suit or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby in Federal and state courts in the Borough of Manhattan in the City of New York and irrevocably and unconditionally waives and agrees not to plead or claim in any such court that any such suit or proceeding in any such court has been brought in an inconvenient forum.

17. Patriot Act. In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the Underwriter is required to obtain, verify and record information that identifies its clients, including the Partnership Parties, which information may include the name and address of its clients, as well as other information that will allow the Underwriter to properly identify its clients.

[Signature Pages Follow]

If the foregoing is in accordance with the Underwriter’s understanding of our agreement, kindly sign and return to the Partnership Parties one of the counterparts hereof, whereupon it will become a binding agreement among the Partnership Parties and the Underwriter in accordance with its terms.

Very truly yours,

HI-CRUSH PARTNERS LP

By:	HI-CRUSH GP LLC, its general partner

By:	/s/ Laura C. Fulton
Name: Laura C. Fulton
Title: Chief Financial Officer

HI-CRUSH GP LLC

By:	/s/ Laura C. Fulton
Name: Laura C. Fulton
Title: Chief Financial Officer

Signature Page to Underwriting Agreement

The foregoing Underwriting Agreement is hereby confirmed and accepted as of the date first above written.

Credit Suisse Securities (USA) LLC

By:	/s/ Ryan E. Tull
Name: Ryan E. Tull
Title: Managing Director

Signature Page to Underwriting Agreement

SCHEDULE A

Underwriter	Number of Firm Securities Offered	Number of Option Securities Offered
Credit Suisse Securities (USA) LLC	6,000,000	900,000

Total	6,000,000	900,000

A-1

SCHEDULE B

1.	General Use Free Writing Prospectuses (included in the Disclosure Package)

“General Use Issuer Free Writing Prospectus” includes each of the following documents:

None

2.	Other Information Included in the Disclosure Package

The following information is also included in the Disclosure Package:

Price per unit to the public: As to each investor, the price paid by such investor

B-1

SCHEDULE C

PricewaterhouseCoopers LLP Form of Comfort Letter

C-1

SCHEDULE D

John T. Boyd Company Form of Comfort Letter

D-1

SCHEDULE E

Form of Vinson & Elkins LLP Opinion

1.	Each of the Partnership Entities (other than D&I) has been duly organized, is validly existing and in good standing as a corporation, a limited liability company or a limited partnership, as applicable, under the laws of the State of Delaware and is duly qualified to do business and in good standing as a foreign corporation or other business entity in each jurisdiction set forth opposite its name on Schedule I of the opinion.

2.	The Partnership Entities (other than D&I) have all corporate, limited liability company or limited partnership power and authority, as applicable, necessary to own or hold their properties and conduct their respective businesses as described in the Disclosure Package and the Final Prospectus.

3.	As of the date hereof, immediately after the offer and sale of the Firm Securities to the Underwriters in accordance with the Agreement and assuming no purchase by the Underwriters of any of the Option Securities, the issued and outstanding limited partner interests in the Partnership consist of (i) Securities representing limited partner interests in the Partnership and (ii) the Incentive Distribution Rights. The Incentive Distribution Rights, and the limited partner interests represented thereby, have been duly authorized and validly issued, in accordance with the Partnership Agreement, and are fully paid (to the extent required by the Partnership Agreement) and non-assessable (except to the extent such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act).

4.	The Offered Securities to be sold by the Partnership to the Underwriters under the Agreement have been duly authorized by all limited partnership action of the Partnership in accordance with the Partnership Agreement and, when issued and delivered to the Underwriters upon payment therefore in accordance with the Agreement, will be validly issued, in accordance with the Partnership Agreement, fully paid (to the extent required by the Partnership Agreement) and non-assessable (except to the extent such non-assessability may be affected by Sections 17-303, 17-607 and 17-804 of the Delaware LP Act); such Offered Securities conform to the information in the General Disclosure Package and to the description of such Offered Securities contained in the Final Prospectus; the unitholders of the Partnership have no preemptive rights with respect to the Securities pursuant to any Partnership Entity’s material contracts (that were identified to such counsel by an officer of the General Partner as being material to the Partnership Entities, taken as a whole, and listed in Schedule II), applicable law, or the Organizational Documents; and none of the outstanding Securities of the Partnership have been issued in violation of any preemptive or similar rights of any security holder pursuant to any Partnership Entity’s material contracts (that were identified to such counsel by an officer of the General Partner as being material to the Partnership Entities, taken as a whole, and listed in Schedule II), applicable law, or the Organizational Documents.

5.	The Agreement has been duly and validly authorized, executed and delivered by each of the Partnership Parties.

6.	As of the date hereof, none of (i) the execution and delivery of the Agreement by any of the Partnership Parties or (ii) the offer and sale of the Offered Securities by the Partnership to the Underwriters pursuant to the Agreement:

a.	constituted, constitutes or will constitute a violation of the Organizational Documents of the Partnership Entities (other than D&I); or

b.	constituted, constitutes or will constitute a breach of or a default under any of the agreements of the Partnership Entities that were identified to such counsel by an officer of the General Partner as being material to the Partnership Entities, taken as a whole, and listed in Schedule II of the opinion; or

c.	resulted, results or will result in the violation of (1) applicable laws of the United States of America, (2) the General Corporation Law of the State of Delaware (the “DGCL”), the Delaware LLC Act or the Delaware LP Act, or (3) any court or governmental orders, writs, judgments or decrees specifically directed to the Partnership Entities that were identified to such counsel by an officer of the General Partner as being material to the Partnership Entities, taken as a whole, and listed in Schedule III of the opinion; or

d.	required or requires any consents, approvals, or authorizations to be obtained by the Partnership Entities, or any registrations, declarations or filings to be made by the Partnership Entities with, any governmental authority under (1) applicable laws of the United States of America or (2) the DGCL, the Delaware LLC Act or Delaware LLC Act that have not been obtained or made.

7.	The Registration Statement has become effective under the Act. To such counsel’s knowledge, no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding or examination for such purpose has been instituted or threatened by the Commission. The Statutory Prospectus has been filed in accordance with Rule 424(b) under the Act and the Final Prospectus has been filed in accordance with Rule 424(b) and 430B under the Act.

8.	The Registration Statement at the Effective Date, including the information deemed to be a part thereof pursuant to Rule 430B under the Act, and the Final Prospectus, as of its date, each appeared on their face to be appropriately responsive in all material respects to the applicable form requirements for registration statements on Form S-3 under the Act and the Rules and Regulations; it being understood, however, that such counsel need express no view with respect to Regulation S-T or the financial statements, schedules or other financial data, or any sand reserves data, included or incorporated by reference in, or omitted from, the Registration Statement or the Final Prospectus.

9.	The statements included or incorporated by reference in each of the most recent Statutory Prospectus and the Final Prospectus under the captions “Prospectus Supplement Summary—The Offering,” “How We Make Distributions To Our Partners,” “Description of The Common Units” and “Our Partnership Agreement,” insofar as they purport to constitute summaries of the terms of the Securities or the Incentive Distribution Rights constitute accurate summaries in all material respects.

10.	The statements included in each of the most recent Statutory Prospectus and the Final Prospectus under the captions “Our Partnership Agreement” insofar as they purport to constitute summaries of the terms of statutes, rules or regulations, legal and governmental proceedings or contracts, constitute accurate summaries of the terms of such statutes, rules and regulations, legal and governmental proceedings and contracts in all material respects.

11.	The documents incorporated by reference in each of the most recent Statutory Prospectus and the Final Prospectus or any further amendment or supplement thereto made by the Partnership prior to the applicable Closing Date (other than the financial statements, schedules or other financial data, or any sand reserve data included therein, as to which such counsel need express no opinion), when they were filed with the Commission, appear on their face to be appropriately responsive in all material respects with the requirements of the Exchange Act and the rules and regulations of the Commission thereunder.

12.	The Partnership is not, and immediately after giving effect to the sale of the Offered Securities in accordance with the Agreement and the application of the proceeds as described in the Final Prospectus under the caption “Use of Proceeds,” will not be, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

13.	The General Partner has the requisite limited liability company power and authority to act as the general partner of the Partnership in all material respects as described in the Registration Statement, the Final Prospectus and the Statutory Prospectus.

14.	The General Partner is the sole general partner of the Partnership and owns a non-economic general partner interest in the Partnership (the “GP Interest”); such GP Interest is duly authorized and validly issued in accordance with the Partnership Agreement and the General Partner owns such GP Interest free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the General Partner as debtor with the Secretary of State of the State of Delaware.

15.	The Partnership owns (i) all of the issued and outstanding limited liability company interests in each of Chambers, Operating, Railroad, Wyeville and Acquisition Co. and (ii) 98% of the issued and outstanding limited liability company interests in Augusta; such limited liability company interests have been duly authorized and validly issued in accordance with the applicable Organizational Agreements of such entity and are fully paid (to the extent required by the applicable Organizational Agreements) and non-assessable (except as such non-assessability may be affected by the matters described in Sections 18-607 and 18-804 of the Delaware LLC Act); and the Partnership owns such limited liability company interests free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware, except for Liens under the Credit Agreement.

16.	The Partnership owns all of the issued and outstanding shares of capital stock of Finance; such shares of capital stock have been duly authorized and validly issued in accordance with the applicable Organizational Agreements of Finance and are fully paid and non-assessable; the Partnership owns such shares of capital stock free and clear of all Liens in respect of which a financing statement under the Uniform Commercial Code of the State of Delaware naming the Partnership as debtor is on file in the office of the Secretary of State of the State of Delaware.

In rendering such opinions, such counsel may (i) rely in respect of matters of fact upon certificates of officers and other employees of the Partnership Entities and upon information obtained from public officials, (ii) assume that all documents submitted to them as originals are authentic, that all copies submitted to such counsel conform to the originals thereof, and that the signatures on all documents examined by such counsel are genuine, (iii) state that such counsel’s opinion is limited to federal laws, the laws of the State of Texas, the DGCL, the Delaware LP Act and the Delaware LLC Act, (iv) with respect to the opinions expressed as to the due qualification or registration as a foreign corporation, limited liability company or limited partnership, as the case may be, of the Partnership Entities, state that such opinions are based upon certificates of foreign qualification or registration provided by the Secretary of State of the states listed on an annex to be attached to such counsel’s opinion and (v) state that such counsel expresses no opinion with respect to (A) any permits to own or operate any real or personal property or (B) state or local tax statutes to which any of the Partnership Entities may be subject.

In addition, such counsel shall state that they have reviewed the Registration Statement, the Disclosure Package and the Final Prospectus and have participated in conferences with officers and other representatives of the General Partner and the Partnership and the independent registered public accounting firm of the Partnership and representatives of the Underwriters, at which the contents of the Registration Statement, the Disclosure Package and the Final Prospectus and related matters were discussed, and although such counsel has not independently verified, is not passing upon, and is not assuming any responsibility for the accuracy, completeness or fairness of the statements contained in, the Registration Statement, the Disclosure Package and the Final Prospectus (except to the extent specified in paragraphs 9, 10 and 11), based on the foregoing, no facts have come to such counsel’s attention that lead such counsel to believe that:

(a)	the Registration Statement, as of the Effective Date, including the information deemed to be a part of the Registration Statement pursuant to Rule 430B under the Act (together with the Incorporated Documents at that time), contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading;

(b)	the Disclosure Package, as of the Applicable Time (together with the Incorporated Documents at that time) contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; or

(c)	the Final Prospectus, as of its date or as of such Closing Date (together with the Incorporated Documents at those dates), contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that in each case such counsel need express no opinion with respect to (i) the financial statements or other financial data or (ii) any sand reserve information included or incorporated by reference in or omitted from the Registration Statement, the Final Prospectus or the most recent Statutory Prospectus.

Exhibit A

Form of Lock-Up Letter

Hi-Crush Partners LP

Three Riverway, Suite 1350

Houston, Texas 77056

Credit Suisse Securities (USA) LLC, as underwriter

Eleven Madison Avenue

New York, NY 10010-3629

Ladies and Gentlemen:

As an inducement to the Underwriter to execute the Underwriting Agreement (the “Underwriting Agreement”), pursuant to which an offering will be made of common units representing limited partner interests (the “Securities”), of Hi-Crush Partners LP, and any successor (by merger or otherwise) thereto (the “Company”), the undersigned hereby agrees that during the period specified in the following paragraph (the “Lock-Up Period”), the undersigned will not offer, sell, contract to sell, pledge or otherwise dispose of, directly or indirectly, any Securities or securities convertible into or exchangeable or exercisable for any Securities, enter into a transaction which would have the same effect, or enter into any swap, hedge or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such aforementioned transaction is to be settled by delivery of the Securities or such other securities, in cash or otherwise, or publicly disclose the intention to make any such offer, sale, pledge or disposition, or to enter into any such transaction, swap, hedge or other arrangement, without, in each case, the prior written consent of Credit Suisse Securities (USA) LLC (“Credit Suisse”). In addition, the undersigned agrees that, without the prior written consent of Credit Suisse, it will not, during the Lock-Up Period, make any demand for or exercise any right with respect to, the registration of any Securities or any security convertible into or exercisable or exchangeable for the Securities.

The Lock-Up Period will commence on the date of this Lock-Up Agreement and continue and include the date 60 days after the public offering date set forth on the final prospectus used to sell the Securities (the “Public Offering Date”) pursuant to the Underwriting Agreement.

Any Securities received upon exercise of options or other securities of the Company granted to the undersigned will also be subject to this Lock-Up Agreement. Any Securities acquired by the undersigned in the open market will not be subject to this Lock-Up Agreement; provided that with respect to any sale or other disposition of such Securities, no filing under the Securities Exchange Act of 1934 (the “Exchange Act”) (other than on Form 5) or other public announcement shall be required or shall be voluntarily made by any party in connection with subsequent sales of such Securities acquired in such open market transactions during the Lock-Up Period. Additionally, the restrictions in this Lock-Up Agreement shall not apply to (a) any exercise of options or vesting or exercise of any other equity-based award, in each case, outstanding on the Public Offering Date, and in each case under the Company’s equity incentive plan or any other plan or agreement described in the prospectus included in the Registration Statement, provided that any Securities received upon such exercise or vesting will also be subject to this Lock-Up Agreement, (b) the entering into a written trading plan designed to comply with Rule 10b5-1 of the Exchange Act, provided that no sales are made pursuant to such trading plan during the Lock-Up Period, provided that no filing or public announcement by any party under the Exchange Act or otherwise shall be required (or shall be voluntarily made in connection with such trading plan), (c) transfers as a bona fide gift or gifts, (d) transfers to a family member, trust, family limited partnership or

Exhibit A-1

family limited liability company for the direct or indirect benefit of the undersigned or his or her family members, (e) transfers by testate or intestate succession, (f) if the undersigned is a partnership, limited liability company or a corporation, transfers to its limited partners, members or stockholders as part of a distribution, or to any corporation, partnership or other entity that is its affiliate, or (g) to the extent applicable, transfers to the undersigned’s employer, if required by the terms of such individual’s employment, provided that in each transfer pursuant to clauses (c)-(f) the transferee agrees to be bound in writing by the terms of this Lock-Up Agreement prior to such transfer, such transfer shall not involve a disposition for value and no filing or public announcement by any party (donor, donee, transferor or transferee) under the Exchange Act or otherwise shall be required or shall be voluntarily made in connection with such transfer (other than a filing on a Form 5), provided further, that in the case of clause (g), the transferee agrees to be bound by the terms of this or a substantially similar Lock-Up Agreement.

In furtherance of the foregoing, the Company and its transfer agent and registrar are hereby authorized to decline to make any transfer of shares of Securities if such transfer would constitute a violation or breach of this Lock-Up Agreement.

This Lock-Up Agreement shall be binding on the undersigned and the successors, heirs, personal representatives and assigns of the undersigned.

It is understood that if the Underwriting Agreement is executed yet terminates (other than the provisions thereof that survive termination) prior to payment for and delivery of the Offered Securities, the undersigned shall be released from all obligations under this Lock-Up Agreement. Further, this Lock-Up Agreement shall lapse and become null and void if the Public Offering Date shall not have occurred on or before July 31, 2016. This agreement shall be governed by, and construed in accordance with, the laws of the State of New York.

[Signature page follows]

Exhibit A-2

Very truly yours,

[Name of director/executive officer]

Exhibit A-3